EXHIBIT 10.27

                        Amendment to Employment Agreement

      This Amendment, as of January 1, 2001, is made to Employment Agreement, dated as of August 1, 1994, as thereafter amended (the "Employment Agreement"), by and between Marc Tokayer ("Employee") and TTR Technologies, Ltd. ("TTR Ltd.").

      WHEREAS, the Employee and TTR Ltd. desire to amend and revise the Employment Agreement as herein provided.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agree as follows:

1. Amendment to Employment Agreement

      (i) The Employment Agreement shall be deemed to have commenced for new initial three year term, commencing on October 15, 2000. Accordingly, Section
3.1 of the Employment Agreement is hereby amended to the extent required to effect such new initial three year term.

      (ii)Section 3.4 of the Employment Agreement is hereby amended to delete the first sentence thereof in its entirety and to substitute therefor the following:

            "Upon termination of Employee for any reason whatsoever, other than as set out in Section 3.3(iii) and (iv), the Employee shall be paid, in addition to any other amount due and owing under this Agreement or law, a one time payment (severance) in an amount equal to the greater of gross salary payable hereunder through the end of the then current contract term hereunder and 12 months' salary."

      (iii) A new Section 3.5 is hereby inserted into the Employment Agreement to read as follows:

      "3.5 If upon a "Change in Control" Employee is not retained in a substantially similar position of TTR Ltd. or the surviving entity, as applicable, under terms and conditions substantially similar to those herein, then Employee shall be eligible to receive a one-time bonus equal to the greater of gross salary hereunder through the end of such employment year and 12 months' salary. The term "Change in Control" shall mean and refer to the following: (i) a person (other than a person who is an officer or a Director of TTR Technologies, Inc., the parent company of TTR Ltd. ("TTR Inc.") on the effective date hereof), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of securities of TTR Inc. having 30% or more of the combined voting power of then outstanding securities of TTR Inc. that may be cast for the election of directors of TTR Inc.; (ii) at any time, a majority of the Board-nominated slate of candidates for the Board of TTR Inc. is not elected; (iii) TTR Inc. consummates a merger in which it is not the surviving entity; (iii) substantially

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      all TTR Inc.'s assets are sold; or (iv) TTR Inc.'s stockholders approve the dissolution or liquidation of TTR Inc.

      (iv) Section 4.1 of the Employment Agreement is hereby amended to provide that the monthly Gross Salary payable thereunder shall U. S. $20,833.

2. Except as hereby expressly amended or otherwise revised, each and every other term, condition or provision of the Employment Agreement shall continue in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly signed by the date first written above.

TTR Technologies, Ltd.

                                                        /s/ Marc D. Tokayer
                                                        ------------------------
                                                        Marc  Tokayer

By: /s/ Marc D. Tokayer
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